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                                                                    EXHIBIT 10.3
                               LETTER AGREEMENT


                             EqualNet Corporation
                          1250 Wood Branch Park Drive
                             Houston, Texas  77079
                                (281) 529-4600
                             (281) 529-4650 (fax)

                                March 22, 2000

Via email and facsimile

Mr. Patrick Quinton
RFC Capital Corporation
130 East Chestnut St., Suite 400
Columbus, Ohio  43215

     Re: Letter Agreement pertaining to Assignment and Assumption Agreement dated March 22, 2000 between EqualNet Corporation ("EqualNet") and ATCALL, Inc ("Atcall") as approved by RFC Capital Corporation ("RFC")

Dear Patrick:

     The purpose of this letter is to confirm the agreement between EqualNet and RFC regarding EqualNet's assumption of Atcall's obligations to RFC under the above-captioned Assignment and Assumption Agreement. This confirms the following:

     1. Atcall and RFC have entered into a certain (i) Receivables Sale Agreement dated July 11, 1997, as amended (together with any agreement, instrument or document executed or delivered in connection therewith, the "RSA") and (ii) Loan and Security Agreement and Promissory Note dated June 26, 1998, as amended (together with any agreement, instrument or document executed or delivered in connection therewith, the "LSA") (the RSA and LSA, collectively the "Transaction Documents");
     2. Atcall's obligations to RFC under the RSA were originally on a limited recourse basis to Atcall as more fully set forth in the RSA. Such recourse included but is not limited to Atcall's conversion of certain proceeds relating to purchased receivables otherwise belonging to RFC in violation of the RSA (the `Atcall Conversion'). Atcall assumed recourse liability to RFC for certain substantial obligations to RFC under the RSA and other Transaction Documents;
     3. On December, 1999, Atcall filed a petition under Title 11 of the United States Code, as amended, with the Bankruptcy Court for the Eastern District of Virginia, bankruptcy case number 99-16016;
     4. On March 17, 2000, citing an emergency regarding likely diminution of RFC's collateral under the Transaction Documents, the Bankruptcy Court in Atcall's Chapter 11 case approved an Order authorizing Atcall to sell its assets to EqualNet free and clear of all liens, claims and encumbrances except for RFC's liens and security interests under the Transaction Documents;
     5. Pursuant to the March 17 Order, EqualNet,contemporaneous with the execution and delivery of this letter,is entering into the above-captioned Assignment and Assumption Agreement under which it is assuming Atcall's obligations to RFC under the Transaction Documents;
     6. Due to the emergency circumstances surrounding EqualNet's purchase of the Atcall assets and its assumption of Atcall's obligations under the Transaction Documents, EqualNet has not had adequate time to review the Transaction Documents; and
     7. Accordingly, EqualNet and RFC confirm their following agreements relating to EqualNet's assumption of the Atcall obligations under the Transaction Documents:
     1    EqualNet's assumption of Atcall's obligations to RFC under the RSA is on the same limited recourse basis to EqualNet as it was to Atcall; provided, however, such recourse shall not include any obligation or liability resulting from or arising out of the Atcall Conversion;
     2    EqualNet's assumption of Atcall's obligations to RFC under the LSA is
(such obligations estimated to approximately $165,000) is on a recourse basis to EqualNet;
     3 Nothing in this Letter Agreement precludes RFC from asserting that EqualNet has recourse liability for certain obligations under the Transaction Documents relating to EqualNet's subsequent conversion of RFC's property or collateral under the Transaction Documents;


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     4    You and the undersigned are authorized to execute and deliver this letter agreement on behalf of RFC and EqualNet, respectively; and
     5    RFC and EqualNet will enter into such other agreements or
modifications relating to the Transaction Documents that our respective counsel deem appropriate to reflect the agreements set forth in this letter.

     If the foregoing reflects your understanding of our agreement, please execute this letter in the appropriate space below and return a signed copy to the undersigned.

                                             Very truly yours,

                                             EqualNet Corporation


                                        By:    /s/ Mitchell H. Bodian
                                           -------------------------------
                                           Mitchell H. Bodian, President
Approved:

RFC Capital Corporation

By:   /s/ Patrick Quinton
   -----------------------------
     Patrick Quinton, Vice President

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